                                                                     EXHIBIT (B)


                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          DISCOVER CARD MASTER TRUST I
                         Series 1994-2 Monthly Statement

                      Class A Certificate CUSIP # 25466KAJ8
                      Class B Certificate CUSIP # 25466KAK5

Distribution Date: March 15, 2002                Month Ending: February 28, 2002

Pursuant to the Series Supplement dated as of October 14, 1994 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

 1.    Payments to investors in Series 1994-2 on this Distribution Date (per $1000 of Class Initial Investor Interest)
       ---------------------------------------------------------------------------------------------------------------

           Series 1994-2                                          Total               Interest             Principal
                                                                  -----               --------             ---------
            Class A      28 days at    2.19750000%            $83.618194447           $0.284861106         $83.333333341

            Class B      30 days at    8.05000000%             $6.708333371           $6.708333371          $0.000000000

 2.    Principal Receivables at the end of February, 2002
       --------------------------------------------------
    (a) Aggregate Investor Interest                           $29,015,132,542.82

        Seller Interest                                        $4,685,677,784.65

        Total Master Trust                                    $33,700,810,327.47

    (b) Group One Investor Interest                           $29,015,132,542.82

    (c) Series 1994-2 Investor Interest                          $115,570,333.26

    (d) Class A   Investor Interest                               $70,833,333.26

        Class B   Investor Interest                               $44,737,000.00

 3.    Allocation of Receivables Collected During February, 2002

                                                                  Finance Charge           Principal            Yield Collections/
                                                                    Collections            Collection             Additional Funds
                                                                  ---------------          ----------             ----------------
    (a) Allocation of Collections between Investors and Seller:

        Aggregate Investor Allocation                            $442,550,545.68            $4,446,934,192.16               $0.00

        Seller Allocation                                         $75,441,380.11              $758,066,746.67               $0.00

    (b) Group One Allocation                                     $442,550,545.68            $4,446,934,192.16               $0.00

    (c) Series  1994-2 Allocation                                  $2,784,724.59               $27,982,085.05               $0.00

    (d) Class A Allocation                                         $2,116,515.01               $21,267,633.84               $0.00

        Class B Allocation                                           $668,209.58                $6,714,451.21               $0.00

    (e) Principal Collections as a monthly percentage of Master Trust Receivables
        at the beginning of February, 2002                                                            14.80%

    (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
        at the beginning of February, 2002                                                             1.47%

    (g) Total Collections as a monthly percentage of Master Trust Receivables
        at the beginning of February, 2002                                                            16.27%

   4.   Information Concerning the Series Principal Funding Account ("SPFA")
        --------------------------------------------------------------------

                                       Deposits into the SPFA            Deficit Amount                   SPFA           Investment
                                     on this Distribution Date    on this Distribution Date             Balance           Income
                                     -------------------------    -------------------------             -------           ------
      Series 1994-2                          $70,833,333.34                    $0.00                        $0.00            $0.00

   5.   Information Concerning Amount of Controlled Liquidation Payments
        ----------------------------------------------------------------

                                        Amount Paid on this             Deficit Amount on this         Total Payments through this
                                         Distribution Date                 Distribution Date                 Distribution Date
                                         -----------------                 -----------------                 -----------------
      Series 1994-2                          $70,833,333.34                         $0.00                        $779,166,666.74

   6.   Information Concerning the Series Interest Funding Account ("SIFA")
        -------------------------------------------------------------------
                                                                                       Deposits into the SIFA               SIFA
                                                                                     on this Distribution Date            Balance
                                                                                     -------------------------            -------
      Series 1994-2                                                                         $542,242.65                    $0.00

 7.    Pool Factors for February, 2002

      Class A                                                                                                           0.16666667

      Class B                                                                                                           1.00000000

 8.    Investor Charged-Off Amount
       ---------------------------
                                                                                                               Cumulative Investor
                                                                                        February, 2002          Charged-Off Amount
                                                                                        --------------          ------------------
    (a)   Group One                                                                     $175,689,578.47                     $0.00

    (b)   Series 1994-2                                                                   $1,105,516.86                     $0.00

    (c)   Class A                                                                           $840,242.17                     $0.00

          Class B                                                                           $265,274.69                     $0.00

    (d)   As an annualized percentage of
          Principal Receivables at the
          beginning of February, 2002                                                              7.12%                      N/A

 9.    Investor Losses for February, 2002                                                                  Per $1,000 of Initial
       ----------------------------------                                              Total              Series Investor Interest
                                                                                       -----              ------------------------
        (a)  Group One                                                                 $0.00                        $0.00

        (b)  Series 1994-2                                                             $0.00                        $0.00

        (c)  Class A                                                                   $0.00                        $0.00

             Class B                                                                   $0.00                        $0.00

 10.   Reimbursement of Investor Losses for February, 2002                                               Per $1,000 of Initial
       ---------------------------------------------------                             Total            Series Investor Interest
                                                                                       -----            -------------------------
        (a)  Group One                                                                 $0.00                        $0.00

        (b)  Series 1994-2                                                             $0.00                        $0.00

        (c)  Class A                                                                   $0.00                        $0.00

             Class B                                                                   $0.00                        $0.00

 11.   Aggregate Amount of Unreimbursed Investor Losses for February, 2002
       -------------------------------------------------------------------
                                                                                                          Per $1,000 of Initial
                                                                                       Total             Series Investor Interest
                                                                                       -----             -------------------------
        (a)  Group One                                                                 $0.00                        $0.00

        (b)  Series 1994-2                                                             $0.00                        $0.00

        (c)  Class A                                                                   $0.00                        $0.00

             Class B                                                                   $0.00                        $0.00

 12.   Investor Monthly Servicing Fee payable on this Distribution Date
       ----------------------------------------------------------------
        (a)  Group One                                                                                      $49,372,719.32

        (b)  Series 1994-2                                                                                     $310,672.78

        (c)  Class A                                                                                           $236,111.11

             Class B                                                                                            $74,561.67

 13.    Class Available Subordinated Amount at the end of the Distribution Date
        -----------------------------------------------------------------------

                                                                                                             As a Percentage of
                                                                                        Total             Class A Invested Amount
                                                                                        -----             -----------------------
        Series 1994-2, Class B                                                         $89,473,700.00             126.3158%

14.     Total Available Credit Enhancement Amounts
        ------------------------------------------
                                                                                    Shared Amount              Class B Amount
                                                                                    -------------              --------------
    (a) Maximum Amount on this Distribution Date                                            $0.00                 $26,842,110.00

    (b) Available Amount on this Distribution Date                                          $0.00                 $26,842,110.00

    (c) Amount of unreimbursed Drawings on Credit
        Enhancement on this Distribution Date                                               $0.00                          $0.00

    (d) Credit Enhancement Fee on this Distribution Date                                                                9,080.48

15. Delinquency Summary
    -------------------

    Master Trust Receivables Outstanding at the end of February, 2002                                         $34,184,205,250.83

                                                                                      Delinquent Amount     Percentage of Ending
      Payment Status                                                                    Ending Balance     Receivables Outstanding
                                                                                        --------------     -----------------------
        30-59 Days                                                                     $774,034,329.46                     2.26%

        60-179 Days                                                                  $1,716,676,584.80                     5.02%

16. Excess Spread Percentages on this Distribution Date (1)
    ---------------------------------------------------
    (a) Group One             (2)                                                                                          5.94%

    (b) Series 1994-2         (3)                                                                                          5.26%

17. Net Charge-Offs on this Distribution Date        (4)
    -----------------------------------------
    Charge-offs net of recoveries as an annualized percentage of Principal Receivables
    at the beginning of February, 2002                                                                                     6.39%


                                             U.S. Bank National Association
                                             as Trustee

                                        BY:
                                             -------------------------------
                                                       Vice President



 _______________________________________

(1) Investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(b)) in assessing the current performance of the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

(3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(c)), and (b) the sum of
      (i) the monthly interest for each Series (see 'Deposits into the SIFA' in Item 6), (ii) the monthly servicing fee for each Class of this Series (see
      Item 12(b)), (iii) the Investor Charge-Off Amount (see Item 8(b)), and
      (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series at the beginning of the period.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          DISCOVER CARD MASTER TRUST I

                         Series 1994-2 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

      The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the 'Pooling & Servicing Agreement') and the Series Supplement, dated as of October 14, 1994 (the 'Series Supplement') by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master Trust I, Series 1994-2 Master Trust Certificates for the Distribution Date occurring on March 15, 2002:

1. Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

2.  The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

3.  The aggregate amount of Collections processed during February, 2002
    is equal to                                                                                          $5,722,992,864.62

4.  The aggregate amount of Class A Principal Collections processed during February, 2002
    is equal to                                                                                             $21,267,633.84

5.  The aggregate amount of Class A Finance Charge Collections processed during February, 2002
    is equal to                                                                                              $2,116,515.01

6.  (a) The aggregate amount of Class A Principal Collections recharacterized as Series Yield
        during February, 2002 is equal to                                                                            $0.00

    (b) The aggregate amount of Class A Additional Funds for this Distribution date is equal to                      $0.00

7.  The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

    (a) with respect to the Class A Required Amount Shortfall is equal to                                            $0.00

    (b) with respect to the Class A Cumulative Investor Charged-Off Amount is equal to                               $0.00

    (c) with respect to the Class A Investor Interest is equal to                                                    $0.00

8.  The sum of all amounts payable to the Class A Certificateholders on the current Distribution Date is
    equal to                                                                                                $71,075,465.28

9.  The aggregate amount of Class B Principal Collections processed during February, 2002
    is equal to                                                                                                      $6,714,451.21

10. The aggregate amount of Class B Finance Charge Collections processed during February, 2002
    is equal to                                                                                                        $668,209.58

11. (a) The aggregate amount of Class B Principal Collections recharacterized as Series Yield Collections
        during February, 2002 is equal to                                                                                    $0.00

    (b) The aggregate amount of Class B Additional Funds for this Distribution date is equal to                              $0.00

12. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

    (a) with respect to the Class B Required Amount Shortfall is equal to                                                    $0.00

    (b) with respect to the Class B Cumulative Investor Charged-Off Amount is equal to                                       $0.00

    (c) with respect to the Class B Investor Interest is equal to                                                            $0.00

13. The sum of all amounts payable to the Class B Certificateholders on the current Distribution Date is
    equal to                                                                                                           $300,110.71

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to the section entitled Master Servicer's Monthly Certificate of the Series Supplement.

    IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of March, 2002.

Series 1994-2                                 DISCOVER BANK
                                              as Master Servicer

                                              By:
                                                 -----------------------------
                                              Vice President, Chief Accounting
                                              Officerand Treasurer